Exhibit 10.3 TERMINATION OF AMENDED AND RESTATED DEALER MANAGER AGREEMENT The parties hereto agree to terminate that certain Amended and Restated Dealer Manager Agreement, dated and effective as of January 13, 2023, between Pacific Oak Residential Trust, Inc., a Maryland corporation and Pacific Oak Capital Markets, LLC, a Delaware limited liability company, effective as of April 2, 2024. PACIFIC OAK RESIDENTIAL TRUST, INC., a Maryland corporation By: /s/ Michael S. Gough Name: Michael S. Gough Title: Chief Executive Officer and President PACIFIC OAK CAPITAL MARKETS, LLC, a Delaware limited liability company By: /s/ Hans Henselman Name: Hans Henselman Title: Chief Executive Officer